As filed with the Securities and Exchange Commission on August 2, 2002
                                                  Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            CPI AEROSTRUCTURES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                     New York                            11-2520310
         (State or Other Jurisdiction of              (I.R.S. Employer
          Incorporation or Organization)             Identification No.)


                              200A Executive Drive
                            Edgewood, New York 11717
          (Address of Principal Executive Offices, including Zip Code)

                          1998 PERFORMANCE EQUITY PLAN

                          PERFORMANCE EQUITY PLAN 2000

                            (Full Title of the Plans)

                                  ARTHUR AUGUST
                      Chairman and Chief Executive Officer
                            CPI Aerostructures, Inc.
                              200A Executive Drive
                            Edgewood, New York 11717
                                 (631) 586-5200
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                 with a copy to:
                             DAVID ALAN MILLER, Esq.
                                 Graubard Miller
                                600 Third Avenue
                          New York, New York 10016-2097
                                 (212) 818-8800


                         CALCULATION OF REGISTRATION FEE

================================================ ===================== ==================== ================= =================
                                                                                                Proposed
                                                                        Proposed Maximum        Maximum
                                                     Amount To Be      Offering Price Per      Aggregate         Amount of
Title of Securities To Be Registered                Registered (1)            Share          Offering Price   Registration Fee
================================================ ===================== ==================== ================= =================

Common Stock issuable upon exercise of options         136,000 shares         $2.53         $1,598,442.96     $      147.05
granted and outstanding under the Registrant's          85,000 shares         $2.59
1998 Performance Equity Plan ("1998 Plan")(2)          115,000 shares         $2.79
                                                        30,000 shares         $3.13
                                                        26,668 shares         $6.27
                                                        33,334 shares         $6.90
                                                        35,000 shares         $6.35
------------------------------------------------ --------------------- -------------------- ----------------- -----------------

Common Stock issuable upon exercise of options           2,332 shares         $5.82         $   13,572.24     $        1.25
that may be granted under the 1998 Plan (3)
------------------------------------------------ --------------------- -------------------- ----------------- -----------------

Common Stock issuable upon exercise of options         225,000 shares         $2.59         $2,508,500.00     $      230.78
granted and outstanding under the Registrant's          25,000 shares         $2.00
Performance Equity Plan 2000 ("2000 Plan")(2)          200,000 shares         $1.20
                                                        10,000 shares         $1.65
                                                       255,000 shares         $6.35
------------------------------------------------ --------------------- -------------------- ----------------- -----------------

Common Stock issuable upon exercise of options         115,000 shares         $5.82         $  669,300.00     $       61.58
that may be granted under the 2000 Plan(3)
------------------------------------------------ --------------------- -------------------- ----------------- -----------------

Common Stock issuable upon exercise of options          15,000 shares         $2.53         $   46,200.00     $        4.25
granted and outstanding under other employee             5,000 shares         $1.65
benefit plant ("Benefit Plans")
------------------------------------------------ --------------------- -------------------- ----------------- -----------------

                                                                       TOTAL                $4,836,015.20     $      444.91
=========================================================================================== ================= =================


(1) Represents the maximum number of shares of common stock that may be issued by us under the 1998 Performance Equity Plan and the Performance Equity 2000 Plan. Pursuant to Rule 416, there are also being registered additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of each of such plans.

(2) Represents the exercise prices payable for the shares issuable upon exercise of outstanding options granted under the 1998 Plan and 2000 Plan, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act").

(3) Based on the last sale price of our common stock on July 29, 2002, as reported by the American Stock Exchange, in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act.

                              ---------------------

         In accordance with the provisions of Rule 462 promulgated under the Securities Act, the Registration Statement will become effective upon filing with the Securities and Exchange Commission ("SEC").

                              ---------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information *

Item 2.   Registrant Information and Employee Plan Annual Information*






 * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of the Instructions to Form S-8.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by us with the SEC are incorporated by reference in this Registration Statement:

         o Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed with the SEC pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act");

         o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002, filed with the SEC pursuant to Section 13(a) of the Exchange Act;

         o Current Report on Form 8-K, dated February 21, 2002, filed with the SEC on March 1, 2002, as amended by Form 8-K/A filed with the SEC on March 18, 2002;

         o Current Report on Form 8-K, dated June 25, 2002, filed with the SEC on June 27, 2002; and

         o The description of the Common Stock contained in Registrant's Form 8-A (File No. 1-11398), filed pursuant to Section 12(b) of the Exchange Act, including any amendment(s) or report(s) filed for the purpose of updating such description.

         In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, is deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is incorporated by reference modifies or replaces such statement.

Item 4.  Description of Securities.

         Our common stock is registered under Section 12(b) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Sections 721 through 726, inclusive, of the Business Corporation Law of New York ("BCL") authorizes New York corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been officers or directors and to purchase and maintain insurance for indemnification of such officers and directors. Section 402(b) of the BCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit directors' personal liability to the corporation or its shareholders for damages arising out of certain alleged breaches of their duties as directors. The BCL, however, provides that no such limitation of liability may affect a director's liability with respect to any of the following: (1) acts or omissions made in bad faith or which involved intentional misconduct or a knowing violation of law; (2) any transaction from which the director derived a financial profit or other advantage to which he was not legally entitled; (3) the declaration of dividends or other distributions or purchase or redemption of shares in violation of the BCL; or (4) the distribution of assets to shareholders after dissolution of the corporation without paying or adequately providing for all known liabilities of the corporation or making loans to directors in violation of the BCL.

         The Registrant's Certificate of Incorporation, as amended, provides that the personal liability of the directors of the Registrant is eliminated to the fullest extent permitted by Section 402(b) of the BCL. In addition, the Amended and Restated By-laws of the Registrant provide in substance that, each director and officer shall be indemnified by the Registrant against reasonable expenses, including attorney's fees, and any liabilities that he or she may incur in connection with any action to which he or she may be made a party by reason of his or her being or having been a director or officer of the Registrant. The indemnification provided by the Registrant's By-laws is not deemed exclusive of or in any way to limit any other rights which any person seeking indemnification may be entitled. The Registrant also has directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit No.       Description
         -----------       -----------

            4.1 1998 Performance Equity Plan (incorporated by reference to Exhibit 10.28 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31,
                           1998)

            4.2 Performance Equity Plan 2000 (incorporated by reference to Exhibit 10.29 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31,
                           2000)

            5.1            Opinion of Graubard Miller*

           23.1            Consent of Goldstein Golub Kessler & Company, P.C.*

           23.2            Consent of Graubard Miller (included in Exhibit 5.1)*

           24.1 Powers of Attorney (included on the signature page to this Registration Statement)*

* Filed Herewith

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

                  (2) That, for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edgewood, State of New York, on this 2nd day of August, 2002.

                                     CPI AEROSTRUCTURES, INC.


                                     By:   /s/ Arthur August
                                           -------------------------------------
                                           Arthur August
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arthur August or Edward J. Fred his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact and agent, or his substitute or substitutes, June lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Arthur August             Chairman of the Board and           August 2, 2002
---------------------------   Chief Executive Officer
    Arthur August             (Principal Executive Officer)

/s/ Edward J. Fred            President and Chief Financial       August 2, 2002
---------------------------   Officer, Secretary (Principal
    Edward J. Fred            Accounting Officer) and Director


/s/ Walter Paulick            Director                            August 2, 2002
---------------------------
    Walter Paulick

/s/ Kenneth McSweeney         Director                            August 2, 2002
---------------------------
    Kenneth McSweeney

                                                      EXHIBIT INDEX


        Exhibit No.        Description
        -----------        -----------

         4.1 1998 Performance Equity Plan (incorporated by reference to Exhibit 10.28 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31,
                           1998)

         4.2 Performance Equity Plan 2000 (incorporated by reference to Exhibit 10.29 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31,
                           2000)

         5.1               Opinion of Graubard Miller*

         23.1              Consent of Goldstein Golub Kessler & Company, P.C.*

         23.2              Consent of Graubard Miller (included in Exhibit 5.1)*

         24.1 Powers of Attorney (included on the signature page to this Registration Statement)*

* Filed Herewith